                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement         [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       RAMCO-GERSHENSON PROPERTIES TRUST
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                       RAMCO-GERSHENSON PROPERTIES TRUST
                     27600 NORTHWESTERN HIGHWAY, SUITE 200
                           SOUTHFIELD, MICHIGAN 48034

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the "Trust") on Wednesday, June 10, 1998 at 10:00 a.m. at the Westin Southfield-Detroit, 1500 Town Center Drive, Southfield, Michigan. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.

     The meeting principally concerns one matter of particular interest to the Shareholders. Three Trustees are to be elected for three-year terms expiring in 2001. The nominees listed in the enclosed proxy materials are presently Trustees of the Trust.

     Your Board of Trustees supports the election of these Trustees and believes it is in the best interests of the Trust and of the Shareholders. Your Board of Trustees recommends a vote "FOR" their election. The accompanying Proxy Statement contains additional information and should be reviewed carefully by Shareholders. A copy of the Trust's Annual Report for 1997 is also enclosed.

     It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

     Your continued interest and participation in the affairs of the Trust are greatly appreciated.

                                  Sincerely,

                                  /s/ Joel D. Gershenson
                                  Joel D. Gershenson
                                  Chairman

April 30, 1998

                       RAMCO-GERSHENSON PROPERTIES TRUST

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 1998
                            ------------------------

To the Shareholders of Ramco-Gershenson Properties Trust:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the "Trust") will be held at the Westin Southfield-Detroit, 1500 Town Center Drive, Southfield, Michigan on June 10, 1998 at 10:00 a.m., to consider and take action upon the following matters:

        (1) The election of three (3) Trustees for a term to expire in 2001;

        (2) The ratification of the selection by the Board of Trustees of the Trust of Deloitte & Touche LLP as the independent auditors of the Trust for the fiscal year commencing January 1, 1998; and

        (3) The transaction of such other business as may properly come before the meeting or any adjourning thereof.

     The Board of Trustees has fixed the close of business on April 15, 1998 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of Shareholders entitled to vote at the meeting will be available for examination by any Shareholder, for any purpose germane to such meeting, during ordinary business hours during the 10 days prior to the meeting date, at the offices of the Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                                        By Order of the Board of Trustees

                                        /s/ Richard D. Gershenson
                                        Richard D. Gershenson
                                        Executive Vice President & Secretary

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE TRUST AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST A MAJORITY OF THE OUTSTANDING VOTING SHARES OF THE TRUST IS REPRESENTED AT THE MEETING.

                       RAMCO-GERSHENSON PROPERTIES TRUST
                     27600 NORTHWESTERN HIGHWAY, SUITE 200
                           SOUTHFIELD, MICHIGAN 48034
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  INTRODUCTION
GENERAL

     The accompanying form of proxy is solicited on behalf of the Board of Trustees of Ramco-Gershenson Properties Trust (the "Trust") for use at the Annual Meeting of Shareholders of the Trust (the "Meeting") to be held at the Westin Southfield-Detroit, 1500 Town Center Drive, Southfield, Michigan on June 10, 1998. The Trust has first mailed these proxy materials on or about April 30, 1998, to holders (the "Shareholders") of common shares of beneficial interest, $.01 par value ("Common Shares"), and of Series A Convertible Preferred Shares, $.01 par value per share ("Series A Preferred Shares", and together with the Common Shares, "Voting Shares"). The Trust's executive offices are located at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 (telephone:
(248) 350-9900). Shareholders of record at the close of business on April 15, 1998 (the "Record Date") will be entitled to vote at the Meeting.

     Proxies in the accompanying form which are properly executed and duly returned to the Trust and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's three nominees for re-election as Trustees and in favor of proposal 2. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Trust of its revocation. A Shareholder who attends the Meeting in person may, if such Shareholder wishes, vote by ballot at the Meeting, thereby cancelling any proxy previously given.

     As of the Record Date, 7,123,355 Common Shares of the Trust were outstanding and 466,667 Series A Preferred Shares of the Trust were outstanding. The Series A Preferred Shares are entitled to vote on all matters in which the holders of Common Shares are entitled to vote on an "as converted" basis with the holders of Common Shares, as though all of such Series A Preferred Shares had been converted into Common Shares at the current conversion ratio of 10 Common Shares for each 7 Series A Preferred Shares held. Accordingly, the holders of Series A Preferred Shares are entitled to vote as if they held an aggregate of 666,667 Common Shares, amounting to a combined total of 7,790,022 Voting Shares outstanding for purposes of voting at the Meeting. Each Common Share is entitled to one vote, and each Series A Preferred Share is entitled to approximately 1.43 votes on all matters that may come before the Meeting.

                              ELECTION OF TRUSTEES

     At the Meeting, three Trustees comprising the Class I Trustees are to be elected for three-year terms expiring in 2001. It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, all of whom are presently Trustees of the Trust, unless contrary instructions are received.

     If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees will not be available or will not serve if elected. The election of such Trustee will be decided by a plurality of the Voting Shares present and entitled to vote at the Meeting.

     Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class I Trustee for a term to expire in 2001 and certain information relating to the Class II Trustees and Class III Trustees, whose terms expire in 1999 and 2000, respectively.

                                                                                          YEAR FIRST
      NAME OF TRUSTEE/                                                                     BECAME A
    NOMINEE FOR ELECTION      AGE                   PRINCIPAL OCCUPATION                  TRUSTEE(1)
    --------------------      ---                   --------------------                  ----------
                                  CLASS I: TERM TO EXPIRE IN 2001

Joel D. Gershenson            57    Chairman of the Trust since May 1996. Previously,        1996
                                    Mr. Joel Gershenson was president of
                                    Ramco-Gershenson, Inc. ("Ramco"), a property
                                    management and development company, from 1976 to
                                    1996. Prior to May 1996, Mr. Joel Gershenson spent
                                    15 years directing the Property Management/Asset
                                    Management Department of Ramco.
Dennis E. Gershenson          54    President and Chief Executive Officer of the Trust       1996
                                    since May 1996. Previously, Mr. Dennis Gershenson
                                    was Vice President -- Finance and Treasurer of Ramco
                                    from 1976 to 1996, and arranged all of the financing
                                    of Ramco's initial developments, expansions and
                                    acquisitions.
Robert A. Meister             57    Vice Chairman of Aon Risk Services & Co., an             1996
                                    insurance brokerage, risk consulting, reinsurance
                                    and employee benefits company, which is a subsidiary
                                    of Aon Corporation, since March 1991.

                                  CLASS II: TERM TO EXPIRE IN 1999

Selwyn Isakow                 46    Founder and President of The Oxford Investment           1996
                                    Group, Inc., a private investment and development
                                    group investing in manufacturing, financial services
                                    and selected other companies, since 1985. Mr. Isakow
                                    also serves on the Board of Directors of Champion
                                    Enterprises, Inc., and as Chairman of Bloomfield
                                    Bancorporation and Oxford Automotive, Inc.
Arthur H. Goldberg            56    President of Manhattan Associates, LLC, a merchant       1988
                                    and investment banking firm, since February 1994.
                                    Mr. Goldberg served as Chairman of Reich & Company,
                                    Inc. (formerly Vantage Securities, Inc.), a
                                    securities and investment brokerage firm, from
                                    February 1990 to December 1993. Mr. Goldberg serves
                                    on the Board of Trustees of Atlantic Realty Trust, a
                                    Maryland real estate investment trust ("Atlantic").

---------------
(1) Includes periods served as trustee of the Trust's predecessors.

                                                                                          YEAR FIRST
      NAME OF TRUSTEE/                                                                     BECAME A
    NOMINEE FOR ELECTION      AGE                   PRINCIPAL OCCUPATION                  TRUSTEE(1)
    --------------------      ---                   --------------------                  ----------
Mark K. Rosenfeld             52    Chairman of Wilherst Developers, Inc., since July        1996
                                    1997. Mr. Rosenfeld served as Chairman of the Board
                                    from 1993 to 1996 and Chief Executive Officer from
                                    1992 to 1996 of Jacobson Stores Inc. ("Jacobson"), a
                                    retail fashion merchandiser, and as a director and
                                    member of the Executive Committee of the Board of
                                    Jacobson. Mr. Rosenfeld also served as President of
                                    Jacobson from 1982-1993. Mr. Rosenfeld is a director
                                    of Jacobson Stores Inc.

                    CLASS III: NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 2000
Stephen R. Blank              52    Managing Director of CIBC Oppenheimer & Co., Inc.        1988
                                    since November 1993. Previously, Mr. Blank was
                                    Managing Director, Real Estate Corporate Finance, of
                                    Cushman & Wakefield, Inc. for four years. Mr. Blank
                                    serves on the Board of Trustees of Atlantic.
Herbert Liechtung             68    Private investor and former President of the Trust       1981
                                    from 1988 to February 1996. Mr. Liechtung serves on
                                    the Board of Trustees of Atlantic.
Joel M. Pashcow               56    Chairman of the Board of Trustees of Atlantic, since     1980
                                    May 1996. Prior to May 1996, Mr. Pashcow served as
                                    Chairman of the Trust from 1988.

                                   -- OTHER EXECUTIVE OFFICERS --
Bruce A. Gershenson           49    Executive Vice President and Treasurer of the Trust
                                    since May 1996. Previously, Mr. Bruce Gershenson was
                                    Vice President -- Land Acquisitions and Sales of
                                    Ramco from 1972 to 1996.
Richard D. Gershenson         52    Executive Vice President and Secretary of the Trust
                                    since May 1996. Previously, Mr. Richard Gershenson
                                    was Vice President -- Development and Construction,
                                    and Secretary of Ramco from 1970 to 1996.
Richard J. Smith              47    Chief Financial Officer of the Trust since May 1996.
                                    Previously, Mr. Smith was Vice President of
                                    Financial Services of the Hahn Company from January
                                    1996 to May 1996. Previously, Mr. Smith was Chief
                                    Financial Officer and Treasurer of Glimcher Realty
                                    Trust from 1993 to 1996, and served as President of
                                    California Cart Company, a company engaged in the
                                    management of merchandise carts and temporary
                                    tenants for regional shopping centers, from 1992 to
                                    1993.
Michael A. Ward               55    Executive Vice President and Chief Operating Officer
                                    of the Trust since May 1996. Previously, Mr. Ward
                                    was Executive Vice President of Ramco from 1966 to
                                    1996.

---------------
(1) Includes periods served as trustee of the Trust's predecessors.

OTHER INFORMATION ABOUT TRUSTEES AND EXECUTIVE OFFICERS

     Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson, and Bruce Gershenson are brothers.

     Set forth below is information as to the Common Shares beneficially owned as of April 15, 1998 by each of the Trustees, by each of the executive officers included in the Summary Compensation Table below and by all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.

                      NAME OF TRUSTEE/                           SHARES OWNED              PERCENT OF
                     EXECUTIVE OFFICER                          BENEFICIALLY(1)              CLASS
                     -----------------                          ---------------            ----------
Stephen R. Blank............................................            2,964(2)                (3)
Herbert Liechtung...........................................           16,212(4)                (3)
Joel M. Pashcow.............................................          198,482(5)               2.8%
Joel D. Gershenson..........................................        1,989,324(6)              21.8%
Dennis E. Gershenson........................................        1,996,324(7)              21.9%
Robert A. Meister...........................................           23,950(8)                (3)
Selwyn Isakow...............................................            5,300(9)                (3)
Arthur H. Goldberg..........................................           55,175(10)               (3)
Mark K. Rosenfeld...........................................            3,900(11)               (3)
Bruce A. Gershenson.........................................        1,989,324(12)             21.8%
Richard D. Gershenson.......................................        1,990,224(13)             21.8%
Michael A. Ward.............................................        1,989,324(14)             21.8%
Richard J. Smith............................................           16,666(15)               (3)
                                                                    ---------                 ----
All Trustees and Executive Officers as a Group (13
  persons)..................................................        2,383,873                 25.9%

---------------
 (1) All shares are owned directly unless otherwise noted.

 (2) Includes 1,414 Common Shares owned by trusts for Mr. Blank's daughters and 550 Common Shares held in an IRA account for the benefit of Mr. Blank. Mr. Blank disclaims beneficial ownership of the Common Shares owned by the trusts for his daughters. Includes 1,000 Common Shares that Mr. Blank has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan.

 (3) Less than 1% of the class.

 (4) Includes 14,012 Common Shares held either in an IRA account for the benefit of Mr. Liechtung or in a retirement savings plan. Includes 1,000 Common Shares that Mr. Liechtung has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan.

 (5) Includes 30,781 Common Shares held either in an IRA account for the benefit of Mr. Pashcow or in a retirement savings plan and a pension and profit sharing account. Includes 1,000 Common Shares that Mr. Pashcow has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Also includes 95,325 Common Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers). Mr. Pashcow disclaims beneficial ownership of the Common Shares owned by the foundation and by the trust.

 (6) Includes 1,973,324 Common Shares that partnerships of which Mr. Joel D. Gershenson is a partner have the right to acquire upon the exchange of 1,973,324 units of interest ("OP Units") owned by such partnerships in Ramco-Gershenson Properties, L.P. for such Common Shares pursuant to an Exchange

     Rights Agreement with the Trust (the "Exchange Rights Agreement") and 16,000 Common Shares that Mr. Joel D. Gershenson has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Joel D. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

 (7) Includes 1,973,324 Common Shares that partnerships of which Mr. Dennis E. Gershenson is a partner have the right to acquire upon the exchange of 1,973,324 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement, and 16,000 Common Shares that Mr. Dennis E. Gershenson has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Dennis E. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

 (8) Includes 1,000 Common Shares that Mr. Meister has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Includes 2,450 Common Shares owned by Mr. Meister's wife and 1,875 Common Shares owned by Mr. Meister's children. Mr. Meister disclaims beneficial ownership of the Common Shares owned by his wife and his children.

 (9) Includes 1,000 Common Shares that Mr. Isakow has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Includes Common Shares Owned by a revocable living trust. Mr. Isakow disclaims beneficial ownership of the Common Shares owned by the Trust.

(10) Includes 1,000 Common Shares that Mr. Goldberg has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Includes 39,125 Common Shares owned by Mr. Goldberg's wife, 3,750 Common Shares owned by trusts for his daughters and 6,100 Common Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Common Shares owned by his wife and by the trusts for his daughters.

(11) Includes 1,000 Common Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan.

(12) Includes 1,973,324 Common Shares that partnerships of which Mr. Bruce A. Gershenson is a partner have the right to acquire upon the exchange of 1,973,324 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement, and 16,000 Common Shares that Mr. Bruce A. Gershenson has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Bruce A. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(13) Includes 1,973,324 Common Shares that partnerships of which Mr. Richard D. Gershenson is a partner have the right to acquire upon the exchange of 1,973,324 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement, 16,000 Common Shares that Mr. Richard D. Gershenson has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1996 Stock Option Plan, and 900 Common Shares owned by the trusts for his children. The address of Mr. Richard D. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(14) Includes 1,973,324 Common Shares that partnerships of which Mr. Ward is a partner have the right to acquire upon the exchange of 1,973,324 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement and 16,000 Common Shares that Mr. Ward has the right to acquire within 60 days of April 15, 1998 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Ward is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(15) Mr. Smith has the right to acquire 16,666 Common Shares within 60 days of April 15, 1998 pursuant to the Trust's 1996 Stock Option Plan.

                                   COMMITTEES

     The Trust has an Audit committee which is presently comprised of Messrs. Blank (Chairman), Rosenfeld and Isakow. The Audit Committee's duties include the review and oversight of all transactions between the Trust and its Trustees, officers, holders of 5% or more of its Common Shares or any affiliates, periodic review of the Trust's financial statements and meetings with the Trust's independent auditors. The Audit Committee met once during 1997.

     The Trust also has a Compensation Committee which is presently comprised of Messrs. Goldberg (Chairman), Blank and Meister. The Compensation Committee's duties include reviewing all compensation arrangements of the Trust with its officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust's 1996 Share Option Plan. The Compensation Committee met three times during 1997.

     The Trust also has a Nominating Committee which is presently comprised of Messrs. Rosenfeld (Chairman), Liechtung and Isakow. The Nominating Committee considers the performance of incumbent Trustees and recommends to the Shareholders nominees for election as Trustees. The Nominating Committee will consider nominees for Trustees recommended by Shareholders. Such recommendations for the 1999 Annual Meeting of Shareholders should be submitted to the Chairman of the Board at 26700 Northwestern Highway, Suite 200, Southfield, Michigan 48034 by December 31, 1998. The Nominating Committee met once during 1997.

     The Trust also has an Executive Committee which is presently comprised of Messrs. Pashcow (Chairman) and Dennis Gershenson. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Trustees, except as limited by applicable law and by the Trust's Bylaws. The Executive Committee met two times during 1997.

     The Trust also has a Transition Committee which is presently comprised of Mr. Blank. The Transition Committee's duties include considering and resolving any issues which may arise in connection with the consummation of the acquisition by the Trust of substantially all of the shopping center and retail properties, as well as the management organization and personnel and business operations, of Ramco and its affiliates (the "Ramco Transaction"), and authorizing the execution of any documents or agreements related thereto. The Transition Committee met four times during 1997.

     During the year ended December 31, 1997, the Board of Trustees held eight meetings. All of the Trustees attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to Messrs. Bruce A. Gershenson, Dennis E. Gershenson, Joel D. Gershenson, Richard D. Gershenson and Michael A. Ward (whose stock ownership is described under "Other Information about Trustees and Executive Officers"), as of April 15, 1998, the following persons were known by the Trust to be the beneficial owners of more than five percent of the Common Shares of the Trust:

                     NAME AND ADDRESS                               AMOUNT AND NATURE            PERCENT
                    OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP*       OF CLASS**
                    -------------------                          ------------------------       ----------
Ryback Management Corporation and/or Lindner Investment          618,475 Common Shares             8.68%
  Series Trust, in a fiduciary capacity for Lindner Growth        owned as fiduciary with
  Fund                                                              sole voting and
  c/o Ryback Management Corporation                                disposition power
  7711 Carondelet Avenue, Box 16900
  St. Louis, Missouri 63105
Poff & Co. (Trustee for Policemen and Firemen Retirement         431,143 Common Shares              6.1%
  System of the City of Detroit)                                    owned directly
  c/o Comerica Bank, Inc.
  P.O. Box 1319
  Detroit, Michigan 48231
Private Management Group, Inc.                                         377,567                      5.3%
  20 Corporate Park
  Irvine, California 92606

---------------
 * Based solely upon a Schedule 13G, a Schedule 13D and a Schedule 13G, filed with the Securities and Exchange Commission on January 23, 1998 (Ryback Management Corporation), in December 1989 (Poff & Co.), and February 11, 1998 (Private Management Group, Inc.), respectively.

** Based on 7,123,355 Common Shares outstanding as of April 15, 1998. As of such date, the Company also had outstanding 466,667 Series A Preferred Shares, which Series A Preferred Shares are entitled to vote on all matters on which the holders of Common Shares are entitled to vote on an "as converted" basis with the holders of Common Shares. No holder of Series A Preferred Shares is known by the Company to beneficially own voting shares of the Company representing more than five percent of the outstanding voting Shares of the Company.

                    MANAGEMENT COMPENSATION AND TRANSACTIONS

CASH COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Trust for services rendered during the years ended December 31, 1997 and December 31, 1996 to Mr. Dennis Gershenson, the Trust's Chief Executive Officer for such fiscal years, and the five other most highly compensated executive officers of the Trust, whose total remuneration from the Trust exceeded $100,000 for the fiscal year ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                     ANNUAL COMPENSATION     COMPENSATION
                                                    ----------------------   ------------
                                                                 OTHER
                                                                 ANNUAL                      ALL OTHER
                                          SALARY     BONUS    COMPENSATION                  COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   ($)(1)    ($)(2)       ($)(3)        OPTIONS         ($)(4)
   ---------------------------     ----   ------    ------    ------------     -------      ------------
Dennis E. Gershenson.............  1997   106,000        --          --             --              --
  Chief Executive Officer(2).....  1996    62,692        --          --         24,000              --
Joel D. Gershenson...............  1997   106,000        --          --             --              --
  Chairman of the Board(2).......  1996    62,692        --          --         24,000              --
Richard J. Smith.................  1997   150,000    25,000          --             --              --
  Chief Financial Officer(2).....  1996    92,308    16,667          --         25,000              --
Bruce A. Gershenson..............  1997   106,000        --          --             --              --
  Executive Vice President and...  1996    62,692        --          --         24,000              --
  Treasurer(2)
Richard D. Gershenson............  1997   106,000        --          --             --              --
  Executive Vice President and...  1996    62,692        --          --         24,000              --
  Secretary(2)
Michael A. Ward..................  1997   106,000        --          --             --              --
  Executive Vice President and...  1996    62,692        --          --         24,000              --
  Chief Operating Officer(2)

---------------
(1) Includes car allowances payable to Messrs. Dennis E. Gershenson, Joel D. Gershenson, Bruce A. Gershenson, Richard D. Gershenson and Michael A. Ward.

(2) Such person became an officer of the Trust in May 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted during the fiscal year ended December 31, 1997 to any of the executive officers of the Company named in the Summary Compensation Table above.

EMPLOYMENT AGREEMENTS

     The Trust is a party to employment agreements (collectively, the "Ramco Principals' Employment Agreements") with each of Messrs. Bruce A. Gershenson, Dennis E. Gershenson, Joel D. Gershenson, Richard D. Gershenson, and Michael A. Ward (collectively, the "Ramco Principals"). The Ramco Principals' Employment Agreements each have an initial period of three years commencing on May 10, 1996, subject to automatic one year extensions thereafter, provided the Board of Trustees has considered the extension of such term not more than 90 days nor less than 30 days prior to the expiration of the term. Pursuant to such agreements each Ramco Principal receives an annual base salary of $100,000 and such other fringe benefits and perquisites (including, without limitation, medical, dental, disability and life insurance and participation in employee benefits plans) as are generally made available to management employees of the Trust. In addition to base salary, the Ramco Principals receive annual performance-based compensation as determined by the Compensation Committee. Each Ramco Principals' Employment Agreement provides that such bonus shall not, for each year of such agreement, be less than the following: (i) if Funds From Operations (as defined below) per share, on an annualized basis, for the year for which the bonus is to be paid, increases by less than 5% from the Funds From Operations per share for the previous year, then 0%; (ii) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 5% but less than 7% from the Funds From Operations per share for the previous year, then 15% of the executive's base salary for the year for which the bonus is to be paid; (iii) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 7% but less than 10% from the Funds From Operations per share for the previous year, then 22.5% of the executive's base salary for the year for which the bonus is to be paid; (iv) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 10% but less than 15% from Funds From Operations per share for the previous year, then 30% of the executive's base salary for the year for which the bonus is to be paid; and (v) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by 15% or more from Funds From Operations per share for the previous year, then 50% of the executive's base salary for the year for which the bonus is to be paid. For purposes of the Ramco Principals' Employment Agreements, "Funds From Operations" means net income (computed in accordance with generally accepted United States accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. In addition, pursuant to the 1996 Share Option Plan (the "1996 Plan"), each of the Ramco Principals was granted options to purchase 24,000 shares of the Trust (that vest in equal installments over three years), at an exercise price equal to $16.00 per share. The Ramco Principals' Employment Agreements also provide for certain severance payments in the event of death or disability.

     Each of the Ramco Principals' Employment Agreements provides that if the Ramco Principal is terminated without cause or he terminates his employment for "good reason" (as defined below), such executive officer will be entitled to receive a severance payment equal to the greater of (i) the aggregate of all compensation due to such executive officer during the balance of the term of the employment agreement and (ii) 2.99 times the "base amount" (as defined in the Internal Revenue Code of 1986, as amended) or, after the second anniversary of the date of such agreement, 1.99 times and, for the duration of the term, those fringe benefits provided for under such agreement. "Good reason" includes diminution in authority, change of location, fewer than two Ramco Principals serving as members of the Board of Trustees or the Ramco Principals constitute less than 20% of the members of the Board, and a "change of control." A change of control will occur if any person or group of commonly controlled persons other than the Ramco Principals or their affiliates owns or controls, directly or indirectly, more than 25% of the voting control or value of the capital stock (or securities convertible or exchangeable therefor) of the Trust.

     The Ramco Principals' Employment Agreements provide that the Ramco Principals will conduct all of their real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing fast food franchise and other businesses and activities relating to certain excluded assets) through the Trust. In connection therewith, the Ramco Principals have agreed to offer all real estate opportunities of which they become aware (other than opportunities relating to certain excluded assets) to the Trust.

     The Ramco Principals' Employment Agreements also provide that the Trust will indemnify each Ramco Principal to the fullest extent permitted by law, and will advance to such executive officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     The Trust is also party to a three year employment agreement (the "Smith Employment Agreement") dated April 15, 1996 with Richard J. Smith, the Trust's Chief Financial Officer. Pursuant to the Smith Employment Agreement, Mr. Smith received a base salary for 1996 equal to an annual rate of $150,000, plus a bonus of $25,000, prorated for the number of weeks that Mr. Smith was employed during 1996. For subsequent calendar years, the Smith Employment Agreement provides that Mr. Smith will receive a base salary and bonus as will be determined from time to time by the Trust's Board of Trustees, in its sole discretion; provided, that in no event will Mr. Smith's base salary be less than $150,000 on an annualized basis nor will his base salary plus bonus be less than $175,000 on an annualized basis. Pursuant to the Smith Employment Agreement, Mr. Smith was also granted an option to purchase 25,000 Common Shares, vesting in equal installments over a three year period commencing on the date of grant of such option, at a purchase price equal to the closing price of the Common Shares on the New York Stock Exchange on the date of grant of such option. The Smith Employment Agreement also provides that if Mr. Smith is terminated by the Trust prior to the expiration of the term of such agreement and within 12 months after a "change of control," Mr. Smith will be entitled to receive as termination pay
(i) the pro rata portion of his then current salary through the date of termination, (ii) an additional amount equal to one year's salary at the rate in effect on the date of termination, (iii) an amount equal to the most recent bonus paid to Mr. Smith prior to his termination and (iv) a continuation of all fringe benefits for a period of one year following such termination. In addition, upon a "change of control," any stock options or other plan benefits, if any, remaining unvested will immediately vest. The Smith Employment Agreement uses a "change of control" definition similar to that used by the Ramco Principals' Employment Contracts as described above.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Trustees (the "Committee") is responsible for administering the Trust's senior management compensation program. The Committee is composed entirely of independent Trustees who are not employees of the Trust; the individual members are listed below. None of these individuals has any interlocking or other relationships with the Trust that would call into question their independence as Committee members.

     Except as otherwise described below, the Committee has general review authority over compensation levels of, and sets the compensation of, all corporate officers and key management personnel of the Trust. The Committee also administers employee benefit and incentive compensation programs, and considers and recommends to the Board new benefit programs.

     Pursuant to adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report of the Committee addressing the Trust's compensation policies for 1997 as they affected the Trust's current Chief Executive Officer and President, Dennis E. Gershenson, and its other senior executives, Joel D. Gershenson, Chairman of the Board, Richard J. Smith, Chief Financial Officer, Bruce A. Gershenson, Executive Vice President and Treasurer, Richard D. Gershenson, Executive Vice President and Secretary and Michael A. Ward, Executive Vice President and Chief Operating Officer, respectively, of the Trust.

     The compensation of each of Messrs. Dennis E. Gershenson, Joel D. Gershenson, Bruce A. Gershenson, Richard D. Gershenson, Michael A. Ward and Richard J. Smith was set pursuant to three year employment agreements between each such individual and the Trust. These agreements contained provisions for, among other things, calculating the base salary paid to such executive officers, as well as (in the case of the Ramco Principals) formulae used to determine bonus payments to such individuals.

     With respect to the Ramco Principals, their respective employment agreements provided for a base salary which the Compensation Committee believes are substantially below current market rates. Although such agreements also contain provisions which provide bonuses based on the improvement of the Trust's Funds From Operations from one fiscal year to the next, the Compensation Committee believes that the Ramco Principals' ownership of OP Units (which are convertible into Common Shares) provide significant incentive to improve the Trust's operating results and enhance Share value.

     The compensation package offered by the Trust to its other senior executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary and annual bonus, as well as a combination of benefit programs.

     The Compensation Committee has engaged the services of FPL Associates, an executive compensation consulting firm, to assess the overall competitiveness of the Company's compensation program as it relates to the executive officers, senior management and its Board of Trustees and to design a comprehensive executive compensation plan for the management team and the Board.

     The Committee has reviewed the Trust's compensation policies in light of the addition of Section 162(m) to the Internal Revenue Code, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation was not subject to that limit), and determined that the compensation levels of the Trust's executive officers were not at a level that would be affected by such amendments. The Committee intends to continue to review the application of
Section 162(m) to the Trust with respect to any future compensation programs considered by the Trust.

                                          MEMBERS OF THE COMPENSATION COMMITTEE:

                                          ARTHUR H. GOLDBERG
                                          STEPHEN R. BLANK
                                          ROBERT A. MEISTER

COMPENSATION OF TRUSTEES

     The independent Trustees each received $12,500 and 800 Common Shares purchased by the Company, at a cost of $16,047, in compensation for serving as a Trustee in 1997, plus reimbursement of travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Messrs. Joel Gershenson and Dennis Gershenson did not receive any compensation for their services as Trustees.

     The independent Trustees received individual grants of stock options under the 1997 Non-Employee Trustee Stock Option Plan which was approved by the Company's shareholders on June 10, 1997. Each of the Trustees received a grant of 2,000 stock options on June 10, 1997 with an exercise price of $17.87. The options vest and become exercisable in installments on each of the first two anniversaries of the date of grant and expire ten years after the date of grant.

     Pursuant to a Termination Agreement, dated as at March 26, 1996, as amended, between the Trust and Mr. Joel M. Pashcow (the "Pashcow Termination Agreement"), Mr. Pashcow agreed to terminate his employment as Chairman of the Trust effective as of the closing of the acquisition by the Trust of substantially all of the shopping center and retail properties, as well as the management organization and personnel and business operations of Ramco and its affiliates (the "Ramco Transaction"), which occurred on May 10, 1996. In accordance with the Pashcow Termination Agreement, the Trust paid the final installment of $1,600,000, plus interest of $193,954, on December 19, 1997 to Mr. Pashcow.

                       RAMCO-GERSHENSON PROPERTIES TRUST

        RELATIVE PERFORMANCE V. NAREIT MORTGAGE AND EQUITY REIT INDICES
                                AND THE S&P 500
             TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS*

          MEASUREMENT PERIOD              EQUITY REIT         MORTGAGE
        (FISCAL YEAR COVERED)                INDEX           REIT INDEX         S&P 500             RPT
DEC-92                                            100.00            100.00            100.00            100.00
DEC-93                                            119.66            114.55            109.99            84.942
DEC-94                                            123.45             86.71            111.43           103.706
DEC-95                                            142.30            141.70            153.13           117.847
DEC-96                                            192.48            213.78            188.29           116.085
DEC-97                                            231.47            221.95            251.13           148.464

SOURCE: NAREIT & IDD/TRADELINE

* In May 1996, the Trust spun off eight mortgage loans and two real properties to Atlantic Realty Trust, a newly formed real estate investment trust ("Atlantic"). Information with respect to the Trust after May 1996 reflects the continuing assets and operations of the Trust, and does not include the value of Atlantic's assets or shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers and Trustees and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, Trustees and greater than ten percent Shareholders are required by regulation of the Commission to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its officers, Trustees and greater than ten percent beneficial owners were satisfied.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been appointed as independent auditors for the Trust by the Trust's Board of Trustees to examine and report on financial statements for the fiscal year ending December 31, 1998 which appointment will be submitted to shareholders for ratification at the Meeting. Deloitte & Touche LLP audited and reported on the Trust's financial statements for the fiscal year ended December 31, 1997. Representatives of that firm are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The affirmative vote of a majority of the Voting Shares present and entitled to vote at the Meeting is required to ratify appointment of the independent auditors.

     Submission of the appointment of the auditors to the Shareholders for ratification will not limit the authority of the Board of Trustees to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP at the Meeting, management intends to call a special meeting of Shareholders to be held as soon as practicable after the Meeting to ratify the appointment of another independent public accounting firm as independent auditors of the Trust.

                            SHAREHOLDERS' PROPOSALS

     Any proposal by a Shareholder of the Trust intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than December 31, 1998 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

     Trustees are elected by a plurality of the votes cast at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, THE TRUST WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Shareholder of record on April 15, 1998, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to Linda Anderson, Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                   OTHER BUSINESS AND EXPENSE OF SOLICITATION

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust.

     Your cooperation in giving this matter your immediate attention and in returning your proxies promptly will be appreciated.

                                          By Order of the Board of Trustees

                                          /s/ Richard D. Gershenson
                                          Richard D. Gershenson, Secretary

April 30, 1998

                      RAMCO-GERSHENSON PROPERTIES TRUST
                    27600 NORTHWESTERN HIGHWAY, SUITE 200
                          SOUTHFIELD, MICHIGAN 48034
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ON JUNE 10, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


        The undersigned hereby appoints BRUCE A. GERSHENSON and RICHARD D. GERSHENSON or either of them, each with full power of substitution, proxies of the undersigned to vote all Common Shares and Series A Convertible Preferred Shares of Ramco-Gershenson Properties Trust (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 10th day of June, 1998 at 10:00 a.m., at the Westin Southfield-Detroit, 1500 Town Center Drive, Southfield, Michigan and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                      RAMCO-GERSHENSON PROPERTIES TRUST


                                JUNE 10, 1998


                                         /PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED/
------------------------------------------------------------------------------------------------------------------------------------
A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                                                     FOR               WITHHELD
1.      Election of                                  [  ]                [   ]        NOMINEES:  Joel D. Gershenson
        Class I                                                                                  Dennis E. Gershenson
        Trustees.                                                                                Robert A. Meister

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                                                                           FOR          AGAINST        ABSTAIN
2.      The ratification of the selection by the Board of                  [  ]           [  ]           [  ]
        Trustees of the Trust of Deloitte & Touche LLP as
        the independent public accountants of the Trust
        for the fiscal year commencing January 1, 1998.

3. In accordance with their judgment with respect to any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
DIRECTED.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL
BE VOTED FOR THE ELECTION OF THE THREE NOMINEES.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)_____________________________________________________________________________  DATE _________________________, 1998
NOTE:  This Proxy must be signed exactly as your name appears.  Executor, administrator, trustee, partners, etc. should give full title as such.  If the signer is a corporation, please sign full corporation name as the authorized officer, who should state his title.

